EXHIBIT 99

                      SYSTECH RETAIL SYSTEMS (CANADA) INC.

                                     - AND -

                      SYSTECH RETAIL SYSTEMS (U.S.A.) INC.

                                     - AND -

                          SYSTECH RETAIL SYSTEMS CORP.

                                     - AND -

                           OPTIMAL SERVICES GROUP INC.

                                     - AND -

                              OPTIMAL ROBOTICS INC.

                            ------------------------

                            ASSET PURCHASE AGREEMENT

                            ------------------------

                          Fasken Martineau DuMoulin LLP
                            66 Wellington Street West
                     Suite 4200, Toronto Dominion Bank Tower
                      P.O. Box 20, Toronto-Dominion Centre
                                Toronto, Ontario
                                     M5K 1N6

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                                Table of Contents

                                                                            Page

Article 1       INTERPRETATION.................................................2
           1.1  Definitions....................................................2
           1.2  Statutes......................................................11
           1.3  GAAP..........................................................11
           1.4  Bankruptcy Proceedings........................................11
           1.5  Headings......................................................11
           1.6  Number and Gender.............................................12
           1.7  Entire Agreement..............................................12
           1.8  Amendment.....................................................12
           1.9  Waiver of Rights..............................................12
           1.10 Schedules.....................................................12
           1.11 Applicable Law................................................13
           1.12 Currency......................................................13
           1.13 Performance on Holidays.......................................13
           1.14 Calculation of Time...........................................14

Article 2       PURCHASE AND SALE OF PURCHASED ASSETS.........................14
           2.1  Purchase and Sale of Purchased Assets.........................14
           2.2  Non-Assignable Contracts......................................14
           2.3  Place of Closing..............................................15

Article 3       CONSIDERATION FOR PURCHASED ASSETS............................15
           3.1  Purchase Price................................................15
           3.2  Determination of Value of Acquired Accounts Receivable........15
           3.3  Final Purchase Price Adjustment...............................15
           3.4  Allocation of Purchase Price..................................17
           3.5  Payment of the Cash Portion of the Purchase Price.............17
           3.6  Tax Returns...................................................18
           3.7  Taxes.........................................................18
           3.8  Assumed Liabilities...........................................19
           3.9  Excluded Liabilities..........................................20

Article 4       REPRESENTATIONS AND WARRANTIES................................22
           4.1  Representations and Warranties of Sellers and Parent..........22
           4.2  Representations and Warranties of Buyer.......................34
           4.3  Qualification of Representations and Warranties...............35
           4.4  Survival of Representations and Warranties of the Sellers.....35
           4.5  Survival of Representations and Warranties of Buyers..........35
           4.6  No Breach.....................................................36

Article 5       OTHER COVENANTS OF THE PARTIES................................36
           5.1  Conduct of Business Prior to Closing..........................36
           5.2  Consents and Waivers..........................................37

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                               Table of Contents
                                  (continued)

                                                                            Page

           5.3  Access for Investigation......................................37
           5.4  Delivery of Books and Records.................................38
           5.5  Bulk Sales....................................................38
           5.6  Disclosure....................................................38
           5.7  Injunctions...................................................38
           5.8  Buyers' Covenants.............................................38
           5.9  Litigation....................................................40
           5.10 Actions to Satisfy Closing Conditions.........................40
           5.11 Post Closing Access...........................................40
           5.12 Post-Closing Covenant.........................................41

Article 6       INDEMNIFICATION...............................................42
           6.1  Definitions...................................................42
           6.2  Indemnification by the Parent and Sellers.....................43
           6.3  Indemnification by the Buyers.................................43
           6.4  Notice of and the Defence of Third Party Claims...............43
           6.5  Assistance for Third Party Claims.............................44
           6.6  Settlement of Third Party Claims..............................44
           6.7  Direct Claims.................................................44
           6.8  Failure to Give Timely Notice.................................44
           6.9  Reductions and Subrogations...................................45
           6.10 Interest; Taxation of Indemnity Payments......................45
           6.11 Limitation....................................................45
           6.12 Recognition of Insurance Proceeds and Tax Benefits............46
           6.13 Duty to Mitigate; Right of Set Off............................46
           6.14 General Limitations...........................................47
           6.15 Non-Applicability.............................................47

Article 7       CONDITIONS PRECEDENT..........................................47
           7.1  Buyers' Conditions............................................47
           7.2  Sellers' Conditions...........................................49
           7.3  Waiver........................................................50
           7.4  Failure to Satisfy Conditions.................................50
           7.5  Destruction or Expropriation..................................51

Article 8       GENERAL.......................................................51
           8.1  Expenses......................................................51
           8.2  Time..........................................................51
           8.3  Notices.......................................................51
           8.4  Assignment....................................................53
           8.5  Further Assurances............................................53
           8.6  Public Announcements..........................................53
           8.7  Counterparts..................................................53
           8.8  Facsimile Execution...........................................54


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                            ASSET PURCHASE AGREEMENT

            This agreement is dated the 27th day of February, 2004

B E T W E E N:

            Systech Retail Systems (Canada) Inc., a corporation continued under the laws of Ontario

            ("Systech Canada")

            - and -

            Systech Retail Systems (U.S.A.), Inc., a corporation continued under the laws of the State of Delaware

            ("Systech U.S.A.")

            - and -

            Systech Retail System Corp., a corporation continued under the laws of Ontario

            ("Parent")

            - and -

            Optimal Robotics Inc., a corporation incorporated under the laws of the State of Delaware

            (the "US Buyer")

            - and -

            Optimal Services Group Inc., a corporation continued under the Canada Business Corporations Act

            (the "Canadian Buyer") (the U.S. Buyer and Canadian Buyer, each a "Buyer", and collectively the "Buyers")

RECITALS:

1. Systech Canada and Systech U.S.A. (each a "Seller" and collectively the "Sellers") are wholly-owned operating subsidiaries of Parent, an independent developer and provider of point-of-sale services, software and systems to major retailers and original equipment manufacturers in the United States and Canada.

2. The Canadian Buyer has agreed to purchase certain assets and property of Systech Canada's hardware services division as provided in this Agreement.

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                                     - 2 -


3. The U.S. Buyer has agreed to purchase certain assets and property of Systech U.S.A.'s hardware services division as provided for in this Agreement.

4. Parent has agreed to provide representations, warranties and indemnification to the Buyers to induce the Buyers to enter into this Agreement.

            IN CONSIDERATION of the premises and the respective agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1         Definitions

            In this Agreement:

            "Adjustment Date" means the 60th day following the Closing Date;

            "Accounts Receivable" means all accounts and notes receivable, trade accounts, book debts and other related debts due or accruing due to each Seller and related to the Division and the full benefit of all security therefor;

            "Acquired Accounts Receivable" means the Accounts Receivable other than the Excluded Accounts Receivable;

            "affiliate" and "body corporate" have the respective meanings ascribed to those terms by the Business Corporations Act (Ontario) on the date hereof;

            "Agent" means Heenan Blaikie LLP;

            "Agreement" means this asset purchase agreement and all attached schedules, as supplemented, amended, restated or replaced from time to time;

            "Applicable Law" means any domestic or foreign statute, law, ordinance, rule, code, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), whether federal, state, or provincial, municipal or local, or Order or any general principle of common law or civil law that applies to, or is binding upon, Parent, the Sellers, the Buyers, the Division or the way the Division is carried on, or to any of the Purchased Assets;

            "Assumed Liabilities" has the meaning ascribed thereto in Section
            3.8;

            "ASTEA System" means the HPn Class server computer hardware running HP UX version 11 software located in the MCI Worldcom data center in Toronto, Ontario, all related software used to operate said hardware including Dispatch One Astea software and all operations manuals related to said hardware, and all terminals, desktop systems, communications devices and software used by the Division for access to such hardware and software;

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                                     - 3 -


            "Balance Sheet" means the unaudited estimated balance sheet of the Division as at January 31, 2004, a copy of which is attached hereto as Schedule 16;

            "Benefit Plans" means all bonus, deferred compensation, severance or termination pay, retention, change in control, hospitalization or other medical benefits, life or other insurance, vacation, program, agreement or arrangement sponsored or maintained by either Seller for the benefit of any Employee engaged in the Division, whether or not insured or funded, whether formal or informal, whether or not subject to any applicable legislation and whether or not legally binding and includes any "employee welfare benefit plan" or "employee pension benefit plan", each as defined under ERISA;

            "Books and Records" means originals of all books, records, ledgers, documents, correspondence and other data howsoever embodied (including on computer disks and tapes and photographic negatives), including manuals, books of account, tax records (including tax returns, notices of tax assessment and notices of tax reassessment), sales and purchase records or materials, sales and purchase order files, vendor or customer or supplier lists, operation or quality control records, computer software, promotional or marketing materials, formulae, business reports, plans and projections, research and development files, intellectual property disclosures and documentation, any and all rolodexes, phone lists, mailing lists, catalogues, distribution lists, customer files and all other documents, files and correspondence which pertain to the Division or the Purchased Assets and all other documents, files, records and correspondence which are relevant to the Division or the Purchased Assets (whether in written, printed, electronic or computer printout form);

            "Business" means the business carried on by the Division as of the date hereof;

            "Business Day" means any day of the week other than a Saturday, Sunday or statutory or civic holiday observed in Toronto, Ontario, Montreal, Quebec or Raleigh, North Carolina;

            "Buyers' Notice" has the meaning ascribed thereto in Section 3.3(c);

            "Canadian Purchased Assets" are those Purchased Assets being sold, transferred or disposed of herein by Systech Canada;

            "Cash Portion of the Purchase Price" means that portion of the Purchase Price other than the Assumed Liabilities;

            "Closing" means the completion of the sale to, and the purchase by, the Buyers of the Purchased Assets and the completion of all other transactions contemplated by this Agreement that are to occur contemporaneously with the purchase and sale of the Purchased Assets;

            "Closing Balance Sheet" has the meaning ascribed thereto in Section 3.3(a);

            "Closing Date" means February 27, 2004 or such other Business Day as the Parties agree in writing as the date that the Closing shall take place;

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            "Closing Document" means any document delivered at the Closing Time pursuant to this Agreement;

            "Closing Time" means the close of business in Raleigh, North Carolina on the Closing Date, or such other time on that date as the Parties agree in writing that the Closing shall be deemed to have taken place;

            "Code" means the Internal Revenue Code of 1986, as amended;

            "Contracts" means all contracts, undertakings, commitments, agreements and other obligations of any nature, written or oral, to which a Seller is entitled or is a party relating to the Division, whether or not listed on Schedule 4, including the Customer Contracts and Equipment Leases, but specifically excluding all Leases;

            "Contractual Rights" means the full benefit of (i) all Contracts,
            (ii) unfilled customer purchase orders, sales contracts and engagements relating to the Division, to which a Seller is entitled at the Closing Time, whether written or oral, (iii) all outstanding proposals for on-site point-of-sales systems maintenance and support, installation services and project management and depot maintenance submitted by a Seller to any of its customers relating to the Division, (iv) all restrictive agreements and negative covenant agreements that a Seller may have with any employees of a Division, past and present, and (v) forward commitments of a Seller for supplies or materials for use in a Division, including those set forth in Schedule 4;

            "Customer Contracts" means the contracts with customers of the Division for on-site point-of-sales systems maintenance and support, installation services and project management and depot maintenance contracts for services not provided for on-site;

            "Deferred Revenue" means the accrued or accruing value of services to be performed under Customer Contracts or other sales contracts or engagements and not yet performed, whether or not an invoice or payment has been issued or received by the Seller, as of the Closing Date;

            "Designated Leased Premises" has the meaning ascribed thereto in
            Section 7.1.9;

            "Division" means, collectively, the hardware services division of each of the Sellers which provide on-site point-of sales systems maintenance and support, installation services and project management to retailers in the United States and Canada;

            "Division Financial Statements" has the meaning ascribed thereto in
            Section 5.12;

            "Employees" means the employees of the Division as at the date hereof and as at the Closing Date;

            "Encumbrance" means any security interest, mortgage, lien, easement, hypothec, pledge, hypothecation, assignment, claim, encumbrance, option, calls, commitments, conditional sales agreements, title retention agreements, restriction, charge, trust or deemed trust, of any kind or nature;

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                                     - 5 -


            "Environmental Permits" has the meaning ascribed thereto in Section 4.1.15;

            "Equipment" means the fixed assets and tangible personal property, whether or not described in Schedule 1, used by each Seller in connection with the Division, including machines, machinery, fixtures, tools, furniture, furnishings, vehicles, material handling equipment, typewriters, computers, photocopiers, office equipment (including word processing, accounting, communication and reproduction equipment), test equipment, training equipment, prototypes, implements, tools and spare parts, and in any event including the ASTEA System;

            "Equipment Leases" means the leases of personal property used in connection with the Division, a list of which is set forth on
            Schedule 3;

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

            "ERISA Affiliate" means each entity which is treated as a single employer with a Seller for purposes of Code Section 414;

            "ETA" has the meaning ascribed thereto in Section 3.9(b);

            "Excluded Accounts Receivable" means those Accounts Receivable which are aged 120 days or greater as of the Closing Date;

            "Excluded Assets" means:

            (a) all cash, bank balances, moneys in possession of banks and other depositories (other than security deposits held by suppliers), term deposits and similar cash property of, owned or held by or for the account of the Sellers at the Closing Time;

            (b)   all non-transferable Licences that relate to the Division;

            (c) all property, rights and assets of the Sellers which are not used in the Division;

            (d) all rights of the Sellers under this Agreement and under each Closing Document;

            (e)   (i)   all information and that part of any books and records
                        of the Sellers relating thereto which must not be disclosed by the Sellers to the Buyers pursuant to the provisions of Applicable Law (save and except that where such information or parts of any books or records may be disclosed to the Buyers pursuant to the provisions of Applicable Law or with the consent of a third party or Governmental Authority, the Sellers and the Parent covenant to use all reasonable efforts, whether before or after Closing, to obtain such consent) or which would be libellous if disclosed;

                  (ii) historical or dated books and records which are not relevant to the Division;

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                  (iii) the corporate records of the Sellers; and

                  (iv) any information or records primarily related to other businesses of the Sellers or to the Sellers as a whole, and not reasonably required by a Buyer in connection with the Division or its operations provided that if they are so required, the Sellers may delete any confidential or sensitive information that relates primarily to such other businesses;

            (f) all right, title and interest of each Seller in, to and under the Leases and the Leased Premises, all leasehold improvements pertaining to the Leases and Leased Premises, all fixtures located in, on or about the Leased Premises and all appurtenances thereto;

            (g)   the Excluded Accounts Receivable; and

            (h) any assets relating to the Division in regard to which there is a corresponding obligation, other than an Assumed Liability, that has not been fully paid or otherwise performed by the Sellers or the Parent as of the Closing Time;

            "Excluded Liabilities" has the meaning ascribed thereto in Section 3.9;

            "GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers;

            "Governmental Authority" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

            "GST" means tax payable under Part IX of the Excise Tax Act
            (Canada);

            "Holdback Amount" has the meaning ascribed to such term in Section 3.5;

            "Holdback Disbursement Agreement" means the agreement to be entered into at the Closing between the Parties and the Agent relating to the Holdback Amount;

            "including" means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

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            "Intellectual Property" means any and all (i) trademarks, trade names, business names, brand names, service marks, computer software, computer programs, copyrights, designs, graphics, logos and other symbols, trade secrets, inventions, patents, franchises, formulae, processes, know-how, technology and related goodwill, (ii) applications, registrations, issued patents, continuations in part, divisional applications or analogous rights or licence rights therefor, and (iii) other intellectual or industrial property, including, without limitation, the intellectual property described in Schedules 5 and 5.1, in each case, owned or used by a Seller exclusively in connection with the Division;

            "Interim Period" means the period between the date of this Agreement and the Closing Time;

            "Leases" means leases or agreements or undertakings in the nature of a lease of real property, including those listed in Schedule 2;

            "Liabilities" includes any indebtedness, obligations, commitments, or liabilities of any kind, whether primary or secondary, direct or indirect, accrued, absolute or contingent or liquidated or unliquidated, secured or unsecured and whether or not reflected or required to be reflected in a balance sheet in accordance with GAAP;

            "Leased Premises" means the lands and buildings which are subject to the Leases;

            "Licence" means any consent, waiver, licence, permit or approval, or similar authorization, issued, granted, conferred or otherwise created or conferred by a Governmental Authority;

            "Material Contracts" has the meaning ascribed to such term in
            Section 4.1.21;

            "Net Asset Value" means the amount by which the total assets of the Division exceed the total liabilities of the Division;

            "Non-Assignable Contract" means any of the Contracts, Contractual Rights, Equipment Leases or Warranty Rights to be assigned to the Buyers hereunder:

            (a) an assignment or attempted assignment of which would constitute a breach thereof;

            (b) an assignment or attempted assignment of which would constitute a breach thereof without the consent of a third party and such consent has not been obtained; or

            (c)   an assignment of which would contravene any Applicable Law;

            "Offeree Employees" means those Employees listed on Schedule 8;

            "Order" means any ruling, award, order, judgment or decree, of any court, tribunal or Governmental Authority;

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                                     - 8 -


            "ordinary course" or "normal course", when used in relation to the conduct by a Seller in respect of the Division, means any transaction which constitutes an ordinary day-to-day business activity of such Seller conducted in a commercially reasonable and businesslike manner consistent with the past practices of such Seller;

            "Parties" means the Sellers, Parent and the Buyers collectively, and "Party" means any of them;

            "Permitted Encumbrances" means:

            (a) statutory liens incurred or deposits made in the ordinary course in connection with worker's compensation, unemployment insurance and similar legislation;

            (b) construction or repair or storage liens arising in the ordinary course which are not overdue; and

            (c) liens and encumbrances which are in favour of equipment lessors.

            "Person" shall be broadly interpreted and includes an individual, body corporate, partnership, limited liability partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Authority or any other entity recognized by law or in equity;

            "Pre-Paid Expenses" means the deposits and prepaid expenses with any public utility or any municipal, governmental or other public authority relating to the Division or other deposits and pre-paid expenses relating to the Division;

            "Prime Rate" means the lending rate of interest expressed and published as a rate per annum by RBC Centura for first grade commercial loans at or about 10:00 a.m. (Raleigh time) on the applicable date;

            "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975;

            "Purchase Price" means the sum of (i) the Cash Portion of the Purchase Price, as adjusted in accordance with Section 3.3; and (ii) the amount of the Assumed Liabilities;

            "Purchased Assets" means, except as specifically refused by the Buyers, all of the assets and property, other than the Excluded Assets, owned or licensed and used by each Sellers in the Division, in existence at the Closing Time, including the following:

            (a)   the Acquired Accounts Receivable;

            (b)   to the extent that they are assignable, the Contractual
                  Rights;

            (c) to the extent that they are assignable, all right, title and interest of each Seller and the Parent in, to and under, and the full benefit of, the Contracts and the

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                                     - 9 -


                  full benefit of all service contracts relating to the Equipment Leases or any Equipment or other assets covered thereby and all options, including options to purchase, thereunder;

            (d)   the Equipment;

            (e)   the Intellectual Property;

            (f) all Service Spares and other inventory, finished goods, materials, work in progress, maintenance items, office supplies, and recording medium used in connection with the Division;

            (g) the goodwill of each Seller, including the exclusive right of each Buyer to (i) represent itself as carrying on the Division in continuation of and in succession to each Seller and the Parent, and (ii) use any words indicating that the Division is so carried on, including all of each Seller's right, title and interest in and to any telephone and facsimile numbers and internet domain names owned or used by each Seller in respect of the Division;

            (h)   to the extent the same are transferable, all Pre-Paid
                  Expenses;

            (i)   the Warranty Rights;

            (j)   the Books and Records;

            (k) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, whether known or unknown, choate or inchoate, contingent or otherwise, relating to the Purchased Assets, the Division or Assumed Liabilities, against any person, including any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products and services delivered by the Sellers on or prior to the Closing Date;

            (l) all artwork, signs, facia, merchandising units, exhibits and packaging;

            (m)   the ASTEA System;

            (n)   the Pre-Paid Expenses; and

            (o)   all proceeds of any or all of the foregoing;

            "QST" means tax payable under Title I of QSTA;

            "QSTA" has the meaning given thereto in Section 3.7(b);

            "Sales Tax" means any value-added, sales, use, consumption, multi-staged, ad valorum, personal property, land transfer tax, real property, customs, excise, stamp, transfer, or similar taxes, duties, or charges, including GST and QST as well as

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                                     - 10 -


            registration fees or other like charges payable in connection with the sale, assignment, transfer and conveyance of the Purchased Assets;

            "Service Spares" means the spare parts and components purchased to support Customer Contracts over the life of such Customer Contract which are capitalized on the Balance Sheet and the Closing Balance Sheet as fixed assets;

            "Shared Assets" means assets of the Parent used in carrying on the Division, a list of which assets will be attached to, and shared in accordance with, the Transition Agreement referred to in Section 7.1.9;

            "Records" has the meaning ascribed thereto in Section 5.11;

            "Taxes" shall mean any and all federal, state, provincial, municipal, local and foreign taxes, assessments and other governmental charges, duties, fees, levies, contributions, imports, impositions and liabilities including Canada Pension Plan and Quebec Pension Plan contributions, unemployment and employment insurance contributions, workman's compensation contributions, contributions to the Fonds des services de sante (Quebec), deductions at source, taxes based upon or measured by gross receipts, gross income, net income, profits, sales capital, paid-up capital, use or occupation sales taxes, taxes on services, goods and services taxes, value added taxes, ad valorem taxes, transfer taxes, franchise taxes, withholding taxes, customs duties, payroll taxes, antidumping duties, excise taxes and property taxes, together with any instalments with respect thereto, and any or all interest, penalties, fines and additions imposed levied or assessed by any Governmental Authority, and whether or not disputed, with respect to such amounts;

            "U.S. Purchased Assets" are those Purchased Assets being sold, transferred or disposed of herein by Systech U.S.A.; and

            "Warranty Rights" means the full benefit of all warranties, warranty rights, guarantees, indemnities, undertakings and similar covenants (implied, express or otherwise) against manufacturers or licensors or vendors which apply to any of the Purchased Assets and all security received by each Seller and the Parent therefor.

1.2         Statutes

            Unless specified otherwise, reference in this Agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

1.3         GAAP

            All accounting and financial terms used herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with GAAP. Notwithstanding the foregoing, the Parties acknowledge that references to GAAP herein as they relate to unaudited financial statements are subject to the qualification that allocation to the Division of property, plant and equipment and certain accounts payable and accrued liabilities that relate to shared assets have not been audited.

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1.4         Bankruptcy Proceedings

            The Buyers also acknowledge that they have been advised by the Sellers that (i) the Sellers were subject to Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the Eastern District of North Carolina (Case 03-0142-5-ATS); (ii) in relation to such proceeding an amended plan of reorganization, as modified, was confirmed and accepted on August 28, 2003; and
(iii) notwithstanding the confirmation of the plan, the resolution of disputes and claims in connection with the bankruptcy proceeding is ongoing.

1.5         Headings

            The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular Section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement.

1.6         Number and Gender

            In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.7         Entire Agreement

            This Agreement, together with the Closing Documents, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties, save and except for the provisions of paragraphs 11 and 12 of the Letter Agreement dated February 20, 2004 between the Canadian Buyer and the Parent and the Sellers, which shall continue in full force and effect until the Closing Time. Except as specifically set forth in this Agreement and the other Closing Documents, there are no representations, warranties, conditions, (including any representation, warranty or condition of merchantability or fitness for a particular purpose), or other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement (except the other Closing Documents), or which induced any Party to enter into this Agreement or on which reliance is placed by any Party.

1.8         Amendment

            This Agreement may be amended, modified or supplemented only by a written agreement signed by each Party.

1.9         Waiver of Rights

            Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.10        Schedules

                  The following Schedules form part of this Agreement:

            --------------------------------------------------------------------
              Schedule       Description of Schedule
            --------------------------------------------------------------------
                 1           Description of Equipment
            --------------------------------------------------------------------
                 2           Description of Leases
            --------------------------------------------------------------------
                 3           Description of Equipment Leases
            --------------------------------------------------------------------
                 4           List and Description of Material Contracts
            --------------------------------------------------------------------
                 5           Description of Owned Intellectual Property
            --------------------------------------------------------------------
                 5.1         Description of Licensed Intellectual Property
            --------------------------------------------------------------------
                 8           List of Offeree Employees
            --------------------------------------------------------------------
                 10          List of Consents required under Contracts
            --------------------------------------------------------------------
                 11          Litigation
            --------------------------------------------------------------------
                 12          Opinion of U.S. Counsel to the Sellers
            --------------------------------------------------------------------
                 15          Insurance Policies
            --------------------------------------------------------------------
                 16          Balance Sheet
            --------------------------------------------------------------------
                 18          List of Consents Required to Close
            --------------------------------------------------------------------
                 21          List of Buyers' Consents
            --------------------------------------------------------------------
                 22          Product Warranty Claims
            --------------------------------------------------------------------
                 23          List of Licenses
            --------------------------------------------------------------------
                 24          List of Principal Suppliers and Customers
            --------------------------------------------------------------------
                 25          Taxes
            --------------------------------------------------------------------

1.11        Applicable Law

            This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of Ontario (excluding any rule or principle of the conflict of laws which might refer such interpretation to the laws of another jurisdiction). Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto. The United Nations Convention on the Sale of Goods shall not apply to the transactions contemplated in and by this Agreement.

1.12     Currency

            Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of the United States.

1.13        Performance on Holidays

            If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

1.14        Calculation of Time

            In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 6:00 p.m. (Raleigh time) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 6:00 p.m. (Raleigh time) on the next Business Day.

                                   ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED ASSETS

2.1         Purchase and Sale of Purchased Assets

            Systech Canada agrees to sell, transfer and assign, effective as at the Closing, the Canadian Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, and the Canadian Buyer agrees to acquire and pay for them, all as provided in this Agreement. Systech U.S.A. agrees to sell, transfer and assign, effective as at the Closing, the U.S. Purchased Assets free and clear of all Encumbrances, other than the Permitted Encumbrances, and the U.S. Buyer agrees to acquire and pay for them, all as provided in this Agreement.

2.2         Non-Assignable Contracts

            Neither this Agreement nor any Closing Document shall constitute an assignment or an attempted assignment of any Non-Assignable Contract. As contemplated in Section 5.2, the Sellers and the Parent shall use their reasonable efforts to obtain the consents listed in Schedule 10, each to be in form and substance satisfactory to the Buyers, acting reasonably. Without limiting the obligation of the Sellers and the Parent as set forth above in this
Section 2.2 or Section 5.2 or the rights of the Buyers as set forth in Section
7.1.4 and the following, to the extent permitted by Applicable Law, if any of the Non-Assignable Contracts are not assignable by the terms thereof or where consents to the assignment thereof cannot be obtained, to the extent possible, such Non-Assignable Contract shall be held by the Sellers in trust for the Buyers and the covenants and obligations thereunder shall be performed by the Buyers in the name of the Sellers and all benefits and obligations existing thereunder shall be for the account of the Buyers. The Sellers shall take or cause to be taken such action in their name or otherwise as the Buyers may reasonably require so as to provide the Buyers with the benefits thereof and to effect collection of money to become due and payable under all the Non-Assignable Contracts and the Sellers shall promptly pay over to the Buyers all money received by them in respect of all Non-Assignable Contracts. Upon the Closing, the Sellers authorize the Buyers, to the extent permitted by Applicable Law and the terms of the Non-Assignable Contracts, at the Buyer's expense, to perform all of the Sellers' obligations under all

Non-Assignable Contracts and constitute the Buyers their attorney to act in their name and on their behalf with respect thereto. The Buyers shall indemnify the Sellers and save them fully harmless from and against, all loss, cost, damage, expense and liability suffered or incurred by the Sellers arising as a result of, in connection with, or relating in any manner to, any acts or omissions of the Buyers made on behalf of the Sellers pursuant to this Section.

2.3         Place of Closing

            The Closing shall take place at the Closing Time at the offices of Heenan Blaikie LLP, 1250 Rene-Levesque Blvd. West, Suite 2500, Montreal, Quebec H3B 4Y1, or at such other place as may be agreed upon by the Parent, the Sellers and the Buyers.

                                   ARTICLE 3
                       CONSIDERATION FOR PURCHASED ASSETS

3.1         Purchase Price

            Subject to the adjustments set forth in Section 3.3, the Cash Portion of the Purchase Price for all of the Purchased Assets is $3,000,000. The portion of the Purchase Price attributable to all of the Canadian Purchased Assets is $473,000 (being the portion of the Cash Portion of the Purchase Price attributable to such assets) plus the Assumed Liabilities relating to such assets (collectively the "Canadian Purchase Price") and the portion of the Purchase Price attributable all of the U.S. Purchased Assets is $2,527,000 (being the portion of the Cash Portion of the Purchase Price attributable to such assets) plus the Assumed Liabilities relating to such assets (collectively the "U.S. Purchase Price"). The Cash Portion of the Purchase Price shall be adjusted, dollar for dollar, by the amount, if any, of any increase or decrease in the Net Asset Value as set forth on the Closing Balance Sheet as compared to the Net Asset Value as set forth on the Balance Sheet, namely, $2,881,577. The aggregate of the Canadian Purchase Price and the U.S. Purchase Price, as adjusted in accordance with the terms of this Agreement, is the aggregate of the Canadian Purchase Price and the U.S. Purchase Price for the Purchased Assets.

3.2         Determination of Value of Acquired Accounts Receivable

            The value of the Acquired Accounts Receivable at the Closing Time shall be their face amount less a reasonable allowance for doubtful accounts.

3.3         Final Purchase Price Adjustment

      (a) On or prior to the Adjustment Date, the Sellers shall deliver to the Buyers an unaudited closing balance sheet of the Division as at the Closing (the "Closing Balance Sheet"), which shall be prepared in accordance with GAAP, applied on a basis consistent with the Balance Sheet. Subject to Buyers' right to dispute any item on the Closing Balance Sheet, the Cash Portion of the Purchase Price shall be adjusted so that the (i) amount of any decrease in the Net Asset Value, as reflected on the Closing Balance Sheet, from the amount of the Net Asset Value, as reflected on the Balance Sheet, shall be deducted on a dollar-for-dollar basis from the Cash Portion of the Purchase Price and (ii) the amount of any increase in the Net Asset Value, as reflected on the Closing Balance Sheet, from Net Asset Value, as reflected on the Balance Sheet shall be added on a dollar-for-dollar basis to the Cash Portion of the Purchase Price, provided, however, that, for purposes of calculating Net Asset Value in respect to the Closing Balance Sheet no decrease in the Cash Portion of the Purchase Price shall be made in the event that either:

            (i) there is a decrease in the net book value amount for the Service Spares as set forth in the Closing Balance Sheet from the net book value amount for the Service Spares as set forth in the Balance Sheet to the extent that the net book value amount for the Service Spares as set forth in the Closing Balance Sheet is not less than $3,000,000; or

            (ii) the net book value amount for fixed assets, leasehold improvements or other assets relating to the Leased Premises set forth in the Balance Sheet is different than the net book value amount for such assets set forth in the Closing Balance Sheet solely as a result of such assets being specifically refused by the Buyer.

            For further clarity, there will be no adjustment to the Purchase Price because certain fixed assets, leasehold improvements or other assets relating to the Leased Premises which appear on the Balance Sheet or Closing Balance Sheet do not also appear on the opening balance sheet prepared by the Buyers for the Division after Closing.

      (b) The Buyers and their representatives, acting reasonably, shall be permitted full access to observe at all times during normal business hours the preparation of the Closing Balance Sheet and to ask questions to the Sellers and their representatives relating thereto. The Buyers agree to provide the Sellers and the Sellers' accountants, at no cost to the Buyers, full access to the books and records of the Buyers (relating to the Division and the Purchased Assets) only during normal business hours to the extent reasonably requested by the Sellers for purposes of preparing the Closing Balance Sheet, tax returns and other purposes related to financial reporting or legal or regulatory compliance. The Sellers agree to provide the Buyers and the Buyers' accountants, at no cost to Sellers, full access to their books and records after the Closing Date to the extent reasonably requested by the Buyers for such purposes.

      (c) If the Buyers dispute any item in the Closing Balance Sheet which could result in a change in the Purchase Price, it shall give notice to the Sellers of such dispute within 15 Business Days after the Adjustment Date (the "Buyers' Notice"). The Buyers' Notice shall clearly identify the item(s) disputed by the Buyers with the value proposed for such item(s). The Parties will work together expeditiously and in good faith to resolve such dispute within a further period of 20 Business Days after the date of receipt by the Sellers of the Buyers' Notice, failing which the Closing Balance Sheet will be determined by either Deloitte Touche Tohmatsu or Ernst & Young (the "Accountants"). The Accountants shall make a determination on the disputes so submitted, as well as such modifications, if any, to the Closing Balance Sheet as reflect such determination. The Accountants shall have no right to make any determination with respect to the undisputed portions or items of the Closing Balance Sheet, and no such determination with respect to the undisputed portions or items of the Closing Balance Sheet shall be binding on the Buyers or the Sellers. The dollar amount of any disputed item shall not, however, be in excess of, nor less than, the greatest or lowest value, respectively, claimed for that particular item in the Closing Balance Sheet prepared by the Sellers, in the case of the Sellers, or in the Buyers' Notice, in the case of the Buyers. The determination of the Accountants shall be final and binding on the Parties and shall not be subject to appeal, absent manifest error. The Accountants shall be deemed to be acting as experts and not as arbitrators. The costs and expenses of the Accountants shall be borne equally by the parties. Interest shall accrue on any net amount to be paid pursuant to Section 3.5 from the Closing Date until the date of payment, at the Prime Rate.

      (d) From and after the Closing Time, the Buyers shall place their own insurance on the Purchased Assets and the Division.

3.4         Allocation of Purchase Price

      (a) The Parties shall allocate the Canadian Purchase Price among the Canadian Purchased Assets after Closing based on the book value of such assets as set forth in the Closing Balance Sheet.

      (b) The Parties shall allocate the U.S. Purchase Price among the U.S. Purchased Assets after Closing in accordance with Section 1060 of the Code.

            The Buyers acknowledges that the Purchase Price does not include any amount payable as GST, QST or other Sales Taxes, all of such amounts shall be for the account of Sellers. The Parties shall report this transaction for income tax purposes in conformity with the allocation provided for in this Section; and in any subsequent tax examination, review, audit, or other proceeding, neither the Buyers nor the Sellers nor the Parent shall assert or acquiesce in an allocation inconsistent with this Section. The Parties shall reflect such allocation on all Forms 8594 that are filed with the United States Internal Revenue Service. Such Forms 8594 shall be filed in accordance with the Code and applicable regulations.

3.5         Payment of the Cash Portion of the Purchase Price

            At Closing, the Buyers shall pay, in respect of the Cash Portion of the Purchase Price: (i) $2,500,000, to or to the order of the Sellers, by electronic funds transfer, and (ii) $500,000 (the "Holdback Amount") to the Agent in order to secure the payment of any adjustment to the Purchase Price pursuant to Section 3.4, and such Holdback Amount shall be dealt with in accordance with the terms of the Holdback Disbursement Agreement. Within 20 Business Days of the Adjustment Date, where no Buyers' Notice has been given to the Sellers or, where a Buyers' Notice has been given to the Sellers, within three (3) Business Days after the final determination of the Closing Balance Sheet shall have been made by the Accountants or by agreement of the Parties, the Buyers shall pay to the Sellers or the Sellers shall pay to the Buyers, as the case may be, the balance of any amount determined to be due forthwith, together with interest thereon at the Prime Rate from the Closing Date to the date of payment as follows:

      (a) in the event of a reduction in the Cash Portion of the Purchase Price in accordance with Section 3.3: (i) if the amount of the adjustment to the Cash Portion of the Purchase Price is less than the Holdback Amount, then the Agent shall remit, within the applicable payment period, that portion of the Holdback Amount as shall be equal to the adjustment to the Cash Portion of the Purchase Price (together with the interest due thereon) to Systech U.S.A. as agent and attorney in fact for the Sellers and the Parent and the balance of the Holdback Amount, together with any interest accrued thereon, shall be remitted to the Canadian Buyer as agent and attorney in fact for the Buyers; or (ii) if the amount of the adjustment to the Cash Portion of the Purchase Price is greater than the Holdback Amount, then the Agent shall remit, within the applicable payment period, all of the Holdback Amount, together with any accrued interest thereon, to the Canadian Buyer as agent and attorney in fact for the Buyers, and the Sellers shall pay, within the applicable payment period, to the Canadian Buyer as agent and attorney in fact for the Buyers, the amount by which the adjustment to the Cash Portion of the Purchase Price (together with the interest due thereon) exceeds the Holdback Amount, together with any accrued interest thereon; and

      (b) in the event of an increase in the Cash Portion of the Purchase Price in accordance with Section 3.3, then the Agent shall remit, within the applicable payment period, all of the Holdback Amount, together with any accrued interest thereon, to Systech U.S.A. as agent and attorney in fact for the Sellers and the Parent, and the Buyers shall pay, within the applicable payment period, to Systech U.S.A. as agent and attorney in fact for the Sellers and the Parent, the amount by which the adjustment to the Cash Portion of the Purchase Price (together with the interest due thereon) exceeds the Holdback Amount, together with any accrued interest thereon

3.6         Tax Returns

            The Purchase Price shall be allocated among the Purchased Assets as provided in Section 3.4. The Sellers, the Parent and the Buyers agree to prepare and file their respective tax returns in a manner consistent with any tax elections and the allocation of the Purchase Price set out in this Agreement. The Sellers and the Parent jointly and severally agree to indemnify and save harmless the Buyers, and the Buyers jointly and severally agree to indemnify and save harmless the Sellers and the Parent, in respect of any liability, loss, cost, expense, additional tax, interest, penalty or legal or accounting fees paid or incurred by the indemnified party as a result of the failure of the Sellers or the Parent or the Buyers (as the case may be) to perform their obligations pursuant to this Section 3.6.

3.7         Taxes

      (a)   The Purchase Price does not include any applicable Sales Taxes.

      (b) The Canadian Buyer and Systech Canada shall each execute and file a joint election under Section 22 of the Income Tax Act (Canada) and the corresponding provisions of any other applicable taxing statute or regulation, within the prescribed time periods, in respect of the Acquired Accounts Receivable pertaining to Systech Canada. The Canadian Buyer and Systech Canada shall jointly make the elections provided for in paragraph 167(1)(b) of Part IX of the Excise Tax Act (Canada) (the "ETA") and section 75 of Part I of the Act Respecting The Quebec Sales Tax (Quebec) (the "QSTA") to have subsection 167(1.1) of the ETA and section 75.1 of the QSTA apply to the sale and purchase of the Canadian Purchased Assets sold by Systech Canada. The Canadian Buyer shall file the elections within the time prescribed by subsection 167(1.1) of the ETA and section 75.1 of the QSTA. Notwithstanding any elections pursuant to this Section 3.7(b), in the event that it is determined by the Canada Customs and Revenue Agency that there is a GST liability of the Canadian Buyer to pay GST on all or part of the Purchased Assets, the Parties agree that such GST shall be forthwith remitted by Systech Canada or the Parent, as applicable, to the Canada Customs and Revenue Agency. The parties hereby make corresponding covenants with respect to any similar determination of QST liability. Sellers and the Parent jointly and severally shall indemnify and hold harmless Buyers with respect to any liability arising from the failure of Systech Canada or the Parent to pay any such GST or QST in full when required, as well as any interest and penalties related thereto to the extent that such interest or penalties arise from acts or omissions.

      (c) Systech Canada and the Canadian Buyer acknowledge that the Canadian Buyer has agreed to assume the Assumed Liabilities of Systech Canada. To the extent that Systech Canada has received a deposit, prepayment or similar amount in respect of services not rendered or goods not delivered, or any other amount described in paragraph 12(1)(a) of the Tax Act or any analogous provisions in provincial income tax legislation, purchased assets having a fair market value equal to such amounts are hereby transferred to the Canadian Buyer as payment for the Canadian Buyer's agreement to assume the obligations in respect of such deposits, prepayments or other amounts, and Systech Canada and the Canadian Buyer agree to file an election pursuant to subsection 20(24) of the Tax Act and the corresponding provisions of any relevant provincial income tax legislation, within the prescribed time periods.

3.8         Assumed Liabilities

            At the Closing, the Canadian Buyer shall assume and thereafter fully pay, discharge, perform and fulfil the following liabilities of Systech Canada relating to or arising in respect of the Division or the Canadian Purchased Assets, and the U.S. Buyer shall assume and hereafter fully pay, discharge, perform and fulfil the following liabilities of Systech U.S.A. relating to or arising in respect of the Division or the U.S. Purchased Assets (collectively, the "Assumed Liabilities"):

      (a) all trade and other accounts payable and all accrued liabilities relating to the Division (other than any obligations of the Sellers or the Parent relating to or arising out of the Leases) that are set forth on the Closing Balance Sheet, notwithstanding that the amount of such trade, other accounts payable or accrued liability may have increased from the amount set forth in the Balance Sheet in respect thereof;

      (b) Liabilities of the Sellers accruing as and from the Closing Date under each of the Contracts (other than Non-Assignable Contracts with respect to which a Buyer has not received all or substantially all of the benefits of a Seller thereunder as contemplated in
            Section 2.2, and other than any Material Contract not disclosed in
            Schedule 4), Equipment Leases and the Contractual Rights except for any Liabilities arising from or relating to any breach by a Seller or any event, circumstance or condition occurring or existing prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such Contracts, Equipment Leases or Contractual Rights;

      (c) Liabilities of the Sellers accruing as and from the Closing Date under any Customer Contract in respect of which there are any Deferred Revenues;

      (d) fifty percent (50%) of the amount of severance pay payable to those Offeree Employees who reject the offer of employment made by a Buyer in accordance with Section 5.8.1;

      (e) any obligation or Liability accruing as and from the Closing Date under any Non-Assignable Contract and with respect to which a Buyer receives all or substantially all of the benefits of a Seller thereunder as contemplated in Section 2.2;

      (f) any Liabilities for or relating to any Taxes relating to the Division or the Purchased Assets accruing and relating to any period subsequent to the Closing Date; and

      (g) any Liability accruing and relating to any period subsequent to the Closing Date relating to the employment by a Buyer of those of the Offeree Employees who shall have continued their employment with a Buyer as contemplated in Section 5.8.1.

If any Assumed Liability is covered by any insurance held by the Sellers at or before the Closing Time, the Sellers will use reasonable efforts to assert or to assist the Buyers to assert, any claim under such insurance which would result in such Assumed Liability being paid or satisfied by the insurer. All reasonable costs incurred by the Sellers in connection with such assertion or assistance shall be forthwith paid by the Buyers.

3.9         Excluded Liabilities

            Except for Assumed Liabilities, the Buyers shall not, and do not assume, agree to perform or discharge, indemnify the Sellers against or otherwise have any responsibility for any liabilities, costs, expenses, claims against or losses of the Sellers (collectively the "Excluded Liabilities"), including the following:

      (a) any Liabilities of the Sellers for or relating to any Taxes relating to the Division or the Purchased Assets, which are accrued or incurred before the Closing Date, other than any obligation to remit Taxes (such as GST) collected in connection with any of the Purchased Assets;

      (b)   any Liability of the Sellers not disclosed on the Closing Balance
            Sheet;

      (c) with respect to any litigation, action or proceeding, whether or not now pending or threatened, to the extent based on events occurring or a state of facts existing on or prior to the Closing Date, whether or not a Seller has been notified of any existing or potential claims with respect to products used or services rendered by such Seller prior to the Closing;

      (d) where any trade, other accounts payable or accrued liabilities are disclosed on the Closing Balance Sheet but the actual amount of such trade or accounts payable or accrued liabilities exceed the amount disclosed on the Closing Balance Sheet, the amount in excess of the amount so disclosed;

      (e) any obligations or Liabilities of the Seller arising out of or relating to any of the Leases;

      (f) whether or not disclosed by a Seller, any retention bonus or sale of business bonus (golden parachute), if any, payable to any Offeree Employee who continues his employment with a Buyer as contemplated in Section 5.8.1 as a result of the consummation of the transactions contemplated herein;

      (g) any obligation or Liability under any Non-Assignable Contract and with respect to which a Buyer does not receive all or substantially all of the benefits of the Sellers in accordance with Section 2.2;

      (h) the conduct of the Division and the operation of the Assets prior to the Closing Date;

      (i) any Liability accruing from or being determined by reference to any period prior to the Closing Date relating to the employment by a Seller of an Offeree Employee;

      (j) any Liability accruing from or being determined by reference to any period prior to the Closing Date relating to any Benefit Plan;

      (k) any Liability accruing before or after the Closing Date relating to any Material Contract not disclosed in Schedule 4;

      (l) any Liability accruing before or after the Closing Date of any employee of the Division who is not an Offeree Employee;

      (m) fifty percent (50%) of the amount of severance pay payable to those Offeree Employees who reject the offer of employment made by a Buyer in accordance with Section 5.8.1;

      (n)   any Liability accruing in connection with any Benefit Plan; and

      (o) any Liability for Taxes compromised or otherwise settled under any restructuring plan of a Seller.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1         Representations and Warranties of Sellers and Parent

            Each of the Parent and Sellers represents and warrants, jointly and severally, to the Buyers as of the date hereof and as of the Closing Date, that:

4.1.1       Corporate Matters

      (a) Each of the Sellers and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by either of the Sellers or Parent or, to the best of each of the Sellers' or Parent's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, reorganization, dissolution or winding up of either of the Sellers.

      (b) Each of the Sellers and Parent has all necessary corporate power and capacity to execute and deliver, and to observe and perform its respective covenants and obligations under, this Agreement and each of the Closing Documents. Each of the Sellers and Parent has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and each of the Closing Documents.

      (c) Each of the Sellers and Parent has all necessary corporate power and capacity to own or lease the Purchased Assets and to carry on the business of the Division as at present carried on. Neither the nature of the business of the Division nor the location or character of any of the Purchased Assets requires the Sellers to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where each is duly registered, licensed or otherwise qualified and in good standing for such purpose, namely, North Carolina, Ontario, Quebec and Alberta, and, solely for registration purposes, Delaware.

      (d) This Agreement and each of the Closing Documents have been duly executed and delivered by each of the Parent and Sellers (to the extent that it is a party thereto) and this Agreement and each of the Closing Documents constitute a valid and binding obligation of each of the Sellers and Parent enforceable against each of the Sellers and Parent in accordance with its terms.

      (e) All necessary corporate action on the part of the Sellers' shareholder has been taken to authorize the execution of this Agreement and the Closing Documents by the Sellers and the performance of their respective obligations thereunder.

4.1.2       Absence of Conflicting Agreements

            None of the execution and delivery of, or the observance and performance by the Sellers and Parent of, any covenant or obligation under this Agreement or any of the Closing Documents to which the Sellers or Parent are a party:

      (a) contravenes or results in, or will contravene or result in, a material violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation or debt under:

            (i) the articles , by-laws or other constating documents of either of the Sellers or Parent; or

            (ii) except for the Equipment Leases and the Contracts, the consent to the assignment or transfer of which may be required from lessors or other third parties thereunder in connection with the Closing, all of such required consents being listed in
                  Schedule 12, the provisions of any material agreement, lease, mortgage, security document, obligation or instrument to which either of the Sellers or Parent is a party;

      (b) result in the creation or imposition of any Encumbrance on either of the Sellers or any of the Purchased Assets; or

      (c) result in the termination or revocation of any License held by a Seller or the Parent which relates to the Division or the operation of the Purchased Assets.

4.1.3       Consents, Approvals

      (a) No consent, approval, authorization, registration, declaration or filing with any Governmental Authority is required by either of the Sellers or Parent in connection with the execution and delivery by the Sellers or Parent of this Agreement or the observance and performance by either of the Sellers or Parent of their respective obligations under this agreement.

      (b) No consent or approval is required to be made or obtained by either of the Sellers or Parent in connection with the execution and delivery by the Sellers or Parent of this Agreement or any of the Closing Documents to (i) avoid the loss of any License or the breach of any Contract or the creation of any Encumbrance on any of the Purchased Assets, or (ii) to enable Buyers to own and operate the Purchased Assets and continue the lawful operation of the Division, as presently conducted, following the Closing Date.

      (c) There is no requirement, on the part of the Sellers or the Parent, to make any filing with, give any notice to, or obtain any License from, any Governmental Authority as a condition to the lawful completion of the transactions contemplated by this Agreement or by any of the Closing Documents.

4.1.4       Title to Purchased Assets

            Subject to and conditional on obtaining the consents listed in
Schedule 12, together, the Sellers and the Parent are the registered, legal and beneficial owners of the Purchased Assets, with good and marketable title thereto, free and clear of any title defects or Encumbrances, except for Permitted Encumbrances. At the Closing, the Sellers will transfer to the Buyers and the Buyers will be vested with good and valid title to the Purchased Assets free and clear of any and all Encumbrances other than Permitted Encumbrances, and Encumbrances granted by the Buyers.

4.1.5       No Options

            No Person other than the Buyers has any oral or written agreement, option, warrant, privilege or right, or any right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for the purchase from the Parent or the Sellers of any of the Purchased Assets or the Division or any part thereof.

4.1.6       Litigation

            Other than as set out in Schedule 11, there is no material claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to either of the Sellers or the Parent or affecting the Purchased Assets or the Division or any part thereof, nor, to the best knowledge of either of the Sellers or the Parent are any of the same threatened. To the knowledge of the Sellers and the Parent, there is not at present any Order outstanding against either of the Sellers or the Parent that affects the Division or any part thereof or any of the Purchased Assets.

4.1.7       The Balance Sheet

            The Balance Sheet was prepared in accordance with GAAP and presents fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Division as at January 31, 2004.

4.1.8       Absence of Changes or Events and Lack of Unusual Transactions

            Other than as disclosed herein, since January 31, 2004 there has been no change in the business, operations, properties, condition (financial or otherwise) of the Division. Without limiting the foregoing, with respect to the
Division:

      (a) the business of the Division has been conducted in the ordinary course and the Sellers and the Parent have used their best efforts to preserve the Division and the Purchased Assets;

      (b) there has not been any material change in the condition of the Division or the Purchased Assets or the financial position or results of operations of the Sellers or the Division other than changes in the ordinary course, and such changes have not, either individually or in the aggregate, been adverse or have had or may be reasonably expected to have, either before or after the Closing Time, a material adverse effect on the Division or the Purchased Assets;

      (c) there has not been any damage, destruction, loss, labour dispute or other event (whether or not covered by insurance) which has had, or could have, an adverse affect on the Division or the Purchased Assets;

      (d) neither the Sellers nor the Parent have sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any of the Purchased Assets or any rights other than Service Spares and other inventory sold or disposed of in the ordinary course;

      (e) neither the Sellers nor the Parent have created any Encumbrance on any of the Purchased Assets or suffered or permitted any such Encumbrance that has arisen on the Purchased Assets since that date to remain, other than Permitted Encumbrances;

      (f) neither the Sellers nor the Parent have incurred any debt, liability or obligation for borrowed money, or incurred any other material debt, liability or obligation in connection with the Division, except in the ordinary course;

      (g) waived or released any rights of value in respect to any Contract or Contractual Right;

      (h) made any material change in any of the accounting methods and practices of the Division, except as required by changes in applicable accounting principles;

      (i) made any change in the rate, form or amount of compensation or remuneration payable or to become payable to any of the Offeree Employees;

      (j) granted to any customer any special allowance or discount or changed its pricing, credit or payment policies;

      (k)   cancelled or reduced any of its insurance coverage; or

      (l) authorized, agreed or otherwise committed, whether or not in writing, to do any of the foregoing.

4.1.9       Acquired Accounts Receivable

      (a) The Sellers have the full right and authority to assign to the Buyers the Acquired Accounts Receivable and the security held by the Sellers which is related to such Acquired Accounts Receivable. All of such Acquired Accounts Receivable arose from bona fide transactions in the ordinary course of business, recognizing that there may be offsets associated with Deferred Revenue liabilities. None of the debtors of any of the Acquired Accounts Receivable is an affiliate of a Seller or the Parent.

      (b) Each Acquired Account Receivable and the security related thereto, if any, shall be valid and subsisting at the Closing Time.

4.1.10      Offeree Employees, etc.

      (a)   Schedule 8 contains:

            (i) the names and titles of all Offeree Employees together with the location of their employment;

            (ii)  the date each Offeree Employee was hired;

            (iii) the rate of annual remuneration of each Offeree Employee at the date hereof, any bonuses paid since the end of the Sellers' last completed financial year and all other bonuses, incentive schemes and benefits to which such Offeree Employee is entitled;

            (iv) the amount of vacation pay to which each Offeree Employee is entitled on the date hereof; and

            (v) particulars of all other terms and conditions of employment or engagement of the Offeree Employees and the positions held by them.

      (b) Except as disclosed in Schedule 8, no Offeree Employee is employed under a contract which cannot be terminated by the such Offeree Employee's employer with appropriate notice.

      (c) Except as set forth in Schedule 8, with respect to the Division and Offeree Employees:

            (i) the Sellers have been and are in material compliance with all Applicable Laws respecting employment and employment practices including any provisions thereof relating to health and safety, terms and conditions of employment, pay equity and wages and hours of work;

            (ii) the Sellers have not and are not engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Parent and the Sellers, threatened against a Seller;

            (iii) none of the operations of a Seller is subject to a collective bargaining agreement, none of the Offeree Employees is represented by a labour union or other labour organization, no collective bargaining agreement is currently being negotiated by the Parent or a Seller and, to the Parent's and the Sellers' knowledge, there are no organizing activities pending with respect to any of the Offeree Employees;

            (iv) currently there is no labour strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Parent and the Sellers, threatened against a Seller;

            (v) all amounts due or accruing due for all salary, wages, bonuses, commissions, pension benefits or other employee benefits or compensation are reflected in the Books and Records of the Sellers, in accordance with the Sellers' accounting practices and Applicable Law.

      (d) Except as set forth on Schedule 8: (i) to the knowledge of the Parent and the Sellers, there have been no union organizing efforts conducted within the last two (2) years with respect to the Offeree Employees; (ii) there is no charge or complaint of discrimination, which is pending with any Governmental Authority or, to the Parent's and the Sellers' knowledge, threatened against a Seller relating to any of the Offeree Employees and there are no administrative charges or court complaints pending or, to the Parent's and the Sellers' knowledge, threatened against a Seller under any Applicable Law or any provincial, state, municipal or federal court or agency or labour relations board or any other Governmental Authority empowered to administer labour relations concerning alleged employment discrimination or any other matters relating to the employment of labour; (iii) there is no commitment or agreement to increase wages or modify the terms and conditions of employment of any Offeree Employee; and (iv) neither the Parent nor the Sellers is currently engaged in any labour negotiation affecting any Offeree Employee.

4.1.11      Intentionally Deleted

4.1.12      Residence of the Sellers

            Systech Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

4.1.13      Insurance

            The Sellers have the Purchased Assets insured by reputable insurers against loss or damage as is appropriate to the Division and the Purchased Assets in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets, and such insurance coverage will be continued in full force and effect to and including the Closing Date. Schedule 15 sets forth a list and the material terms of all insurance policies, letters of credit and surety bonds covering or relating to the Division.

4.1.14      Intellectual Property

            Schedule 5 attached hereto sets forth a complete list and description of all Intellectual Property owned by the Sellers and used in connection with the Division. Schedule 5.1 attached hereto sets forth a complete list and description of all custom Intellectual Property licensed by a Seller and used in connection with the Division. The Sellers have provided the Buyers with a true and complete copy of all Contracts that comprise or relate to the Intellectual Property.

            Except as indicated in Schedule 5:

      (a) the Sellers are the beneficial owners of the Intellectual Property listed in Schedule 5, free and clear of all Encumbrances, other than Permitted Encumbrances;

      (b) no Person has been granted any interest in or right to use all or any portion of the Intellectual Property listed in Schedule 5;

      (c) neither the Parent nor the Seller is aware of a claim by any other Person of any infringement or breach of its industrial or intellectual property rights by a Seller, nor has the Seller received any notice that the conduct of the Business, including the use of the Intellectual Property listed in Schedule 5, infringes upon or breaches any industrial or intellectual property rights of any other Person;

      (d) neither the Parent nor the Sellers has knowledge of any material infringement or violation of any of its rights in the Intellectual Property listed in Schedule 5;

      (e) to the knowledge of the Parent and the Sellers, the conduct of the Business, including the use by the Sellers of the Intellectual Property listed in Schedule 5.1, does not infringe upon the patents, trademarks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other Person, and neither Seller is in material breach of any Contract in respect of the Intellectual Property listed in Schedule 5.1;

      (f) each registered Intellectual Property listed in Schedule 5.1 is duly recorded in the name of a Seller, and such Seller has the right to hold and use such registered Intellectual Property without making payment to others (other than maintenance fees or similar fees payable to the registration authorities) or granting rights to others in exchange, unless otherwise indicated in Schedule 5.1;

      (g) other than as disclosed in Schedule 5, neither the Parent nor a Seller has used (or permitted any other Person to use) any Intellectual Property listed in Schedule 5 in any manner which would, to the Parent's and the Sellers' knowledge, diminish, dilute or adversely affect the right, title or interest of the Seller in and to such Intellectual Property;

      (h) to the knowledge of the Parent and the Sellers, the consummation of the transactions contemplated hereby will not result in the loss or impairment of any rights of a Seller to use any of the Intellectual Property listed in Schedule 5.1; and

      (i) other than any intellectual property included in the Shared Assets, there is no Intellectual Property of the Parent used by the Sellers in connection with the Division, and the Sellers do not own any Intellectual Property that is used both in connection with the Division and any other business of a Seller.

4.1.15      Environmental Matters

      (a) To the knowledge of the Parent and the Sellers, the Sellers possess all material environmental Licenses, permits and other governmental approvals and authorizations (collectively the "Environmental Permits") necessary to conduct the business and operations of the Division and to operate the Purchased Assets, and are in material compliance with all Applicable Laws relating to environmental matters. The Environmental Permits are in full force and effect unamended, have been complied with in all material respects and there are no material proceedings in progress, or to the knowledge of the Sellers pending or threatened, which may result in the cancellation, revocation, suspension, or modification of any Environmental Permit. No Environmental Permit will become void or voidable as a result of the consummation of the transactions contemplated hereby nor is any consent of any Person required to the transactions contemplated hereby in order to maintain any Environmental Permit in full force and effect.

      (b) To the knowledge of the Parent and the Sellers, the Division and the Purchased Assets are not the subject of any material remedial or control action or Order of any Governmental Authority.

      (c) To the knowledge of the Parent and the Sellers, the Sellers are not liable to any Person as a result of an actual or threatened release, discharge, deposit, emission or spill of any hazardous substance, pollutant or contaminant into the environment or into any facility or structure, nor are there any toxic substances, hazardous substances, pollutants or contaminants stored on the Leased Premises or used in the Division.

      (d) The Sellers have not provided notification to any Person of the release, discharge, deposit, emission or spill of any hazardous substance, pollutant or contaminant into the environment or on the Designated Leased Premises.

      (e) The Sellers have not used the Designated Leased Premises as a landfill or waste disposal site, nor has it disposed of any hazardous substance, pollutant or contaminant on the Designated Leased Premises.

      (f) The Sellers have complied in all material respects with all environmental reporting and inspection requirements of all governmental agencies having jurisdiction over them with respect of environmental matters.

4.1.16      Occupational Health and Safety

            The Sellers have provided the Buyers with all inspection reports under the Occupational Health and Safety Act and there are no outstanding inspection orders made under the Occupational Health and Safety Act. The Division materially complies with all Applicable Laws of the U.S. and Canada relating to occupational health and safety, and there are no material outstanding violations of such laws.

4.1.17      Workers' Compensation

            There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment or any other communications related thereto which the Sellers or the Parent have received relating to the Division or any part thereof from any workers' compensation board, authority administering unemployment insurance, or similar authorities in any jurisdictions where the business of the Division is carried on and there are no assessments which are unpaid on the date hereof or which will be unpaid at the Closing Time. No California coverage has been obtained.

4.1.18      Intentionally Deleted

4.1.19      GST Registration

            Systech Canada is registered under Subdivision d of Division V of
Part IX of the ETA and has been assigned GST Number 10511 4169RT0001.

4.1.20      QST Registration

            Systech Canada is registered under Division I of Chapter VIII of
Part I of the QSTA and has been assigned QST Number 1017025739TQ0001.

4.1.21      Material Contracts

      (a) Schedule 4 attached hereto sets forth a complete and accurate list of the following Contracts, which relate to or affect the operations of the Division or by which any of the Purchased Assets or any purchaser thereof may be bound (collectively, the "Material Contracts"):

            (i) all contracts or commitments for capital expenditures or the acquisition of assets providing for payments in excess of $25,000 each;

            (ii) all contracts relating to the rental or use of equipment, other personal property or fixtures involving payment of fixed or contingent annual rentals or sums in excess of $25,000 each;

            (iii) to the extent applicable to the operations of the Division, all contracts seeking to limit the freedom of the purchaser of any of the Purchased Assets or the Division or any part thereof, or of the Seller or the Parent or of any officer, director, employee or agent of the Seller or the Parent to use the Purchased Assets or to engage in or to compete in any line of business or with any Person or in any area or to use or disclose any information in its possession or restrict the right generally to sell to any current or potential customer of the Division;

            (iv) all contracts or agreements for the purchase of any materials or supplies or services, except for any individual contract or agreement involving payments of less than $50,000 each per annum and incurred in the ordinary course of business;

            (v) any contract, agreement or purchase order for the sale of products or furnishing of services, except for (a) any individual contract or agreement made in the ordinary course of business involving payments of less than $50,000 each per annum and (b) individual purchase orders/requests of less than $50,000 each;

            (vi)    all joint venture or limited partnership agreements;

            (vii) all loan agreements, notes, mortgages, hypothecs, indentures, security agreements or guarantees of the obligations of any Person or Affiliate;

            (viii) any contract entered into outside of the ordinary course of business involving payments in excess of $25,000 each or $100,000 in the aggregate;

            (ix) all contracts with any sales representatives, manufacturer representatives, or distributors who perform services in connections with the Business involving payments in excess of $25,000 each or $100,000 in the aggregate;

            (x)     all car leases;

            (xi) all guaranteed sales, consignment or volume rebate contracts involving payment in excess of $25,000 each or $100,000 in the aggregate; and

            (xii)   all settlement or compromise agreements.

      (b) The applicable Seller has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in material default of, any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and, to the knowledge of the Parent and the Sellers, there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Assets by the Buyers hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default under any Material Contract, other than any requirements to obtain the consents and releases for the

            Contracts set forth in Schedule 10. True, correct and complete copies of all Material Contracts have been delivered to the Buyers.

4.1.22      Condition of the Purchased Assets

            The vehicles, equipment and other tangible personal property of the Sellers and the Parent which are Purchased Assets are structurally sound, in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are being put. None of such vehicles, equipment or other property are in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost.

4.1.23      Governmental Licenses

            The Sellers own, hold, possess or lawfully use in the operation of the Division all Licenses which are necessary or required to conduct the operations of the Division as presently conducted and own and operate the Purchased Assets. All such Licenses are listed in Schedule 23. Each License is valid, subsisting and in good standing and the Seller is not in material default or material breach of any License. Neither the Parent nor the Sellers has received notice of any event, inquiry, investigation or proceeding threatening the validity of any such License.

4.1.24      Compliance with Laws

            The Sellers and the Parent are conducting and have always conducted the business of the Division in compliance with all Applicable Laws of each jurisdiction in which the business of the Division is carried on, other than acts of non-compliance which, in the aggregate, are not material.

4.1.25      Losses for the Division

            Based upon current available information and an initial review of the Parent's unaudited consolidated financial results for its fiscal year ended January 31, 2004, the Sellers' and the Parent's best preliminary good faith estimate of the loss for the Division for such year, before income taxes and extraordinary items, and determined in accordance with GAAP, is approximately $1,900,000. For greater certainty, all allocations made to the Division are based on the Parent's unaudited consolidated financial statements in accordance with GAAP.

4.1.26      Intentionally Deleted

4.1.27      Suppliers and Customers

            Schedule 24 sets forth the five largest suppliers and ten largest customers of the Division based on aggregate value of products and services purchased or supplied, as the case may be, for the annual period ended December 31, 2003. Except as disclosed in Schedule 24, since January 1, 2004, to the Parent's and the Sellers' knowledge, none of the five largest suppliers or ten largest customers of the Division has ceased, or given notice to a Seller or the Parent to cease, to supply or purchase products and services from the Division. Except as set forth in Schedule 24, neither of the Sellers nor the Parent has any direct or indirect ownership interest in any supplier or customer of the Division.

4.1.28      Product Liability and Product Warranty

            Except as disclosed on Schedule 22:

      (a) Since September 10, 2003, neither of the Sellers nor the Parent has received any statements, citations or decisions or orders by any Governmental Authority stating that any product or service manufactured, provided, sold, designed, marketed or distributed at any time relating to the Division, is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority.

      (b) There are no existing or, to Parent's or the Sellers' knowledge, threatened material product liability or other similar material claims against a Seller for products or services of the Division which are defective.

      (c) To the knowledge of the Parent and the Sellers, all products sold, serviced or distributed by a Seller since September 10, 2003 in respect of the Division have been in reasonable conformance with all material contractual commitments and all express or implied warranties of such Seller.

      (d) To the knowledge of the Parent and the Sellers, no product sold, serviced or distributed by a Seller in respect of the Division prior to the Closing Date is subject to any guarantee or warranty other than such Seller's or the purchasing customer's standard terms and conditions of sale and the legal warranties, if any, in the applicable jurisdictions.

4.1.29      Taxes

            Except as set forth on Schedule 25, with respect to the Division:

      (a) In all material respects Sellers have paid or caused to be paid, or will pay or cause to be paid on a timely basis, all Taxes relating to the Division required to be paid with respect to periods ended before the Closing Date (except taxes collected but not payable prior to Closing).

      (b) All deductions at source and other withholdings required to be withheld or paid prior to the Closing Date have been duly paid to the proper Governmental Authority or properly set aside in accounts for such purpose or included in the Balance Sheet. Without limiting the generality of the foregoing, Systech Canada has fulfilled all material requirements under the Income Tax Act (Canada), the Canada Pension Plan, the Employment Insurance Act (Canada) and any applicable provincial legislation for withholding of amounts from Offeree Employees and has remitted all amounts withheld to the appropriate authorities within the prescribed times. Notwithstanding the foregoing, certain such liabilities arising from the restructuring of the Sellers are being paid in accordance with the terms of such restructuring plan and certain current or accruing obligations are not yet due and payable.

4.1.30      Books and Records

            All accounting and financial Books and Records have been properly and accurately kept and completed in accordance with Applicable Laws and sound business practices in all material respects.

4.1.31      Knowledge of the Parent and the Sellers

            Where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge" of the Sellers and Parent, it shall be deemed to be the knowledge of Richard Adair and Mark Tuttle, after reasonable inquiry.

4.2         Representations and Warranties of Buyer

            The Buyers represent and warrant to each of the Sellers and Parent as set out in the following Subsections of this Section.

4.2.1       Incorporation

            Each of the Buyers is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by the Buyers or, to the best of the Buyers' knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the either of the Buyers.

4.2.2       Corporate Power and Due Authorization

            The Buyers have all necessary corporate power and capacity to execute and deliver, and to observe and perform their covenants and obligations under, this Agreement. The Buyers have taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement.

4.2.3       Absence of Conflicting Agreements

            None of the execution and delivery of, or the observance and performance by the Buyers of any covenant or obligation under, this Agreement contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any material obligation under:

      (a)   the articles or by-laws of the Buyers; or

      (b) any agreement, lease, mortgage, security document, obligation or instrument to which either of the Buyers is a party or by which either of the Buyers or their assets is affected or bound.

4.2.4       Enforceability of Obligations

            This Agreement has been duly executed and delivered by the Buyers and this Agreement constitutes a valid and binding obligation of the Buyer enforceable against the Buyers in accordance with its terms.

4.2.5       Investment Canada Act

            The Canadian Buyer is not a "non-Canadian" within the meaning of the Investment Canada Act and no approval or consent is required under such Act in connection with the execution, delivery and performance of this Agreement by the Buyers.

4.2.6       GST Registration

      (a) The Canadian Buyer is registered under Subdivision d of Division V of Part IX of the ETA and has been assigned GST/HST Number 144278637RT.

      (b)   The Canadian Buyer is registered under Division I of Chapter VIII of
            Part I of the QSTA and has been assigned QST Number 1160624459.

4.2.7       Consents and Approvals

            Except as set forth in Schedule 21, no consent, approval, authorization, registration, declaration or filing with any Governmental Authority is required by the Buyers in connection with the execution and delivery by the Buyers of this Agreement, or the observance and performance by the Buyers of their obligations under this Agreement.

4.3         Qualification of Representations and Warranties

            Any representation or warranty made by a Party as to the enforceability of this Agreement or any Closing Document against such Party is subject to the following qualifications:

      (a) specific performance, injunction and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy; and

      (b) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws generally affecting enforceability of creditors' rights.

4.4         Survival of Representations and Warranties of the Sellers

            All representations and warranties made by either of the Sellers in this Agreement shall survive the Closing for a period of two years after the Closing Date. After such period, the Sellers shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period.

4.5         Survival of Representations and Warranties of Buyers

            All representations and warranties made by the Buyers in this Agreement shall survive for a period of two years after the Closing Date. After such period, the Buyer shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period.

4.6         No Breach

            Any matter or thing done or omitted to be done prior to the Closing by the Sellers at the written request of or with the written approval of the Buyers or any of their authorized representatives, shall not constitute a breach or any representation, warranty, covenant or other provision of this Agreement.

                                   ARTICLE 5
                         OTHER COVENANTS OF THE PARTIES

5.1         Conduct of Business Prior to Closing

            During the Interim Period, the Sellers and the Parent shall act as follows.

5.1.1       Conduct Business of the Division in Ordinary Course.

            Except as otherwise contemplated or permitted by this Agreement, the Sellers and the Parent shall:

(a)   use reasonable efforts to

      (i) preserve and protect the Division and its income, the goodwill and the reputation of the Division;

      (ii) retain at its service the Employees necessary to the operation of the Division;

      (iii) maintain good business relationships with its customers, suppliers and distributors;

      (iv)  maintain the Benefit Plans until the Closing Date; and

      (b) carry on the Division with reasonable diligence and in the ordinary course and not make any modification in its usual sales, accounting or management practices.

5.1.2       Contracts

            The Sellers shall not enter into any new contracts, agreements, leases, obligations or commitments relating to the Division which are not terminable on 30 days notice without penalty. The Sellers shall observe and perform in a timely manner all of its material covenants and obligations under the Contracts, the Equipment Leases and the Contractual Rights. In the case of a material default by another party thereto under any of the Contracts, the Equipment Leases and the Contractual Rights, it shall forthwith advise the Buyers of such default.

5.1.3       Continue Insurance

            The Sellers shall continue in force all policies of insurance maintained by the Sellers in respect of the Division and shall present all claims under such policies in a due and timely manner.

5.1.4       Comply with Laws

            The Sellers and the Parent shall comply with all Applicable Laws affecting the operation of the Division and the Purchased Assets.

5.1.5       Taxes

            The Sellers and the Parent shall pay all Taxes required to be paid relating to the Division which arise prior to or relate to a period of time prior to the Closing Time.

5.1.6       Offeree Employees' Remuneration

            The Sellers shall not during the Interim Period, make any general or specific increase in the remuneration of the Offeree Employees nor grant to them any additional benefits except for normal salary increases at normal review dates in accordance with the normal policy of the Division.

5.1.7       Asset Sales

            The Sellers and the Parent shall not sell, transfer or dispose of any of the Purchased Assets, except for Service Spares and other inventory disposed of in the ordinary course.

5.1.8       Liens

            The Sellers shall not suffer or permit any Encumbrance to attach to or affect any of the Purchased Assets, except for Permitted Encumbrances.

5.2         Consents and Waivers

            The Sellers shall, at their own expense, subject to obtaining the full co-operation and assistance of the Buyers, use reasonable efforts to obtain by the Closing Time, all consents or waivers under the Contracts to permit their transfer to one of the Buyers. For greater certainty, this Section shall not obligate the Sellers to make any payment to any Person or to pay any other charge or fee or make additional payments, guarantees or financial contributions or arrangements or to institute legal or arbitration or other proceedings to obtain such consents or waivers.

5.3         Access for Investigation

            During the Interim Period, the Sellers and the Parent shall permit the Buyers and their employees, agents, counsel and accountants or other representatives to have access during normal business hours to the Purchased Assets and to the Books and Records, on condition that no Person given access interferes with the ordinary conduct of the Division by the Sellers. The Sellers and the Parent shall furnish to the Buyers such operating data and other information with respect to the Division and the Purchased Assets as the Buyer shall from time to time reasonably request.

5.4         Delivery of Books and Records

            At the Closing Time, the Sellers shall deliver to the Buyer the Books and Records.

5.5         Bulk Sales

            The Sellers and Parent shall jointly and severally indemnify the Buyers for all loss, cost and expense suffered or incurred by the Buyers arising by reason of any claim made under applicable bulk sales legislation by a creditor of the Sellers at the Closing Time who has status to bring such a claim, such indemnity to continue through the date a Bulk Sales Order is obtained. The Buyers shall forthwith notify the Sellers with respect to each such claim made against it.

5.5.1       PST and Other Clearance Certificates

            The Buyer hereby waives compliance with Section 6 of the Retail Sales Tax Act (Ontario) and with any equivalent provision contained in any other Applicable Law. Sellers and the Parent shall jointly and severally indemnify and hold harmless the Buyer against and in respect of any amounts of Sales Taxes, interest, and penalties that Buyer may be assessed as a consequence of the Sellers not delivering to the Buyer on Closing a Section 6 Retail Sales Tax Act (Ontario) Clearance Certificate or any other equivalent certificate provided for in any other Applicable Law dealing with Sales Taxes.

5.6         Disclosure

            Prior to the Closing Date, the Sellers shall immediately disclose in writing to the Buyers any matter inconsistent in any material respect with any of the representations or warranties of the Sellers or the Parent contained herein. No such disclosure, however, shall cure any misrepresentation or breach of warranty for the purposes of any section of this Agreement.

5.7         Injunctions

            If any court having jurisdiction over any of the Parties issues any injunction, decree or similar order before the Closing Time which would prohibit or materially restrict or hinder the Closing, the Parties shall use their respective reasonable efforts to have such injunction, decree or order dissolved or otherwise eliminated as promptly as possible and, in any event, prior to the Closing Time.

5.8         Buyers' Covenants

5.8.1       Employees

      (a) Offer of Employment - Prior to the Closing Time, but conditional upon the completion of the Closing, the Buyers shall offer employment to all of the Offeree Employees on terms and conditions which are comparable but no less favourable in the aggregate as those upon which such employees are employed by the Sellers at the Closing Time.

      (b) Other Benefits - Until the Closing Time, the Sellers shall be responsible for all wages, bonuses, earned vacations, sick leave, severance pay, and other remuneration benefits for all of the Employees. Thereafter, the Buyers shall be responsible for all such benefits with respect to the Offeree Employees who accept employment with the Buyers.

      (c) Termination after Closing Time - The Buyers shall indemnify and save the Sellers harmless of and from and against all actions, causes of action, suits, claims, demands, grievances, arbitration awards and any costs whatsoever which may be asserted by any Offeree Employee against the Sellers in respect of any termination of employment of such Offeree Employees (who shall have accepted employment with the Buyers) by the Buyers after the Closing Time. The Buyers shall have no liability on account of any Employee of the Sellers who is not an Offeree Employee.

      (d) No Third Party Beneficiaries - This Agreement and any other Closing Document entered into pursuant to this Agreement shall not be for the benefit of, or create any right or cause of action in or on behalf of, any Person (including any of the Offeree Employees) other than the parties to this Agreement, and no Person (including any of the Offeree Employees), other than the parties to this Agreement, shall be entitled to rely on the provisions hereof or any agreement entered into pursuant hereto in any action, proceeding, hearing or other forum.

5.8.2       Discharge of Obligations Under Contracts etc.

            If the Closing occurs, then from and after the Closing Time the Buyers shall assume and shall fully observe, perform and discharge the covenants and obligations of the Sellers under the Contracts, the Equipment Leases and the Contractual Rights in accordance with their respective terms, including the Non-Assignable Contracts as contemplated in the trust arrangement set out in
Section 2.2.

5.8.3       Co-operation

            The Buyers shall co-operate with the Sellers during the Interim Period in order to permit the Closing to be consummated. In particular, the Buyers shall provide to the lessors under the Equipment Leases all such information relating to the Buyers including financial information, information relating to its business experience and the business experience of the individuals who ultimately control and operate the Buyers and with respect to their ability to perform their obligations under the Equipment Leases and operate the Division, as may be required in order to obtain the consents of such lessors to the transfer of the Equipment Leases to the Buyers.

5.9         Litigation

            The Buyers shall co-operate with the Sellers in order that the Sellers may properly defend any claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to the Sellers with respect to the Purchased Assets relating to a period of time prior to the Closing Time whether brought before or after the Closing Time. In this connection the Buyers shall make available to the Sellers, those Offeree Employees (who accept employment with the Buyers) knowledgeable about the matter in question and all books and records relating thereto and shall permit such Offeree Employees to testify in all proceedings with respect thereto.

5.10        Actions to Satisfy Closing Conditions

            Subject to the provisions of this Article 5, each Party shall take all such action as is within its power to control, and shall use its reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all conditions which are for the benefit of any Party. Subject to the provisions of this Article 5, the Parties will co-operate in exchanging such information and providing such assistance as may be reasonably required in connection with the foregoing.

5.11        Post Closing Access

            After the Closing, upon reasonable notice, the Buyers and each of the Sellers and the Parent will give, or cause to be given, to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to all documents, books, agreements, records and files ("Records"), including Purchased Assets or Excluded Assets which constitute Records, which relate to the Division and which relate to periods prior to the Closing, and will permit such persons to examine and copy such Records to the extent reasonably requested by the other Party in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes. However, no Party shall be obligated to take any action pursuant to this Section that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information. The Parent, the Sellers and the Buyers will co-operate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to any of the Purchased Assets or the Businesses (or the income therefrom or assets thereof) and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section.

5.12        Post-Closing Covenant

            The Sellers and the Parent further undertake and agree:

      (a) to provide to the Buyers draft unaudited financial statements for the Division for the its fiscal year ended January 31, 2004 ("2004 Year"), which shall include a balance sheet and statements of income and cash flow, all reconciled to U.S. GAAP, which have been reviewed by the Parent's independent auditors, not later than the later of April 16, 2004 and 40 days after the Closing Date;

      (b) if the Buyers determine that the completion of the transaction contemplated in and by this Agreement gives rise to the obligation for the Canadian Buyer to prepare and file a Current Report on Form 8-K with the United States Securities and Exchange Commission, in accordance with Item 2 thereof, the Sellers and the Parent shall, not later than the later of April 30, 2004 and 65 days following the Closing Date, provide to the Canadian Buyer audited financial statements for the Division for the 2004 Year, including an unqualified audit report thereon by the Parent's independent auditors, and notes thereon, including a U.S. GAAP reconciliation note (the "Division Financial Statements"). The Parent and the Sellers hereby authorize the Buyers to publish the Division Financial Statements and any pro-forma financial statements incorporating the Divisional Financial Statements; and

      (c) to provide the Canadian Buyer every 10 days with a progress report relating to the preparation of the statements contemplated above in this Section 5.12 and promptly to respond to any enquiry made by the Canadian Buyer in respect thereof.

            In the event that the Canadian Buyer determines, acting reasonably, that any of the obligations set forth in Section 5.12 (b) shall not be completed within the time periods specified herein, and if the Canadian Buyer gives written notification to the Sellers of such determination and the Sellers do not take steps acceptable to the Canadian Buyer, acting reasonably, within three Business Days of its receipt of such notice to ensure that such obligations will be completed with such time periods, the Canadian Buyer shall have the right to engage such experts as it may deem necessary or advisable in order to prepare the necessary financial statements and to engage the auditors of the Parent to review and audit same (as required in accordance with the provisions of this Section 5.12). In this regard, the Sellers and the Parent agree to provide immediate and unfettered access to all of the books and records of the Sellers and the Parent which may be required by the experts and auditors engaged by the Canadian Buyer in order for such experts and auditors to effect the work required of them pursuant to this provision. In the event that it is determined by a court of competent jurisdiction that the Canadian Buyer had reasonable grounds for believing that the obligations set forth in Section 5.12(b) would not be completed within the time period specified herein, the Sellers and the Parent shall be liable to the Canadian Buyer for an aggregate amount of $250,000 plus reasonable costs as liquidated damages and not as penalty and the Sellers and Parent shall be liable for the full amount of the expenses incurred by the Canadian Buyer in completing such work. In the event that the Canadian Buyer institutes legal proceedings to obtain injunctive or other similar relief against the Sellers and the Parent in order to force the Sellers and the Parent to perform their respective obligations under this Section 5.12, the Canadian Buyer shall not be required to prove damage or to post any security or bond in connection with such legal proceedings.

            Other than in circumstances contemplated in the immediately preceding paragraph, the Buyers and the Sellers shall each be responsible for 50% of the fees and disbursements of the Parent's external auditors for the review and audit, respectively, of the financial statements to be delivered by the Sellers pursuant to this Section 5.12, provided, however, that the total responsibility of the Buyers in respect of such fees and disbursements shall in no event exceed $25,000.

                                   ARTICLE 6
                                 INDEMNIFICATION

6.1         Definitions

            As used in this Article:

            "Claim" means any act, omission or state of facts and any demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right to indemnification under Sections 6.2 or 6.3;

            "Direct Claim" means any Claim by an Indemnified Party against an Indemnifier which does not result from a Third Party Claim;

            "Indemnifier" means any Party obligated to provide indemnification under this Agreement;

            "Indemnified Party" means any Person entitled to indemnification under this Agreement;

            "Indemnity Payment" means any amount of Loss required to be paid pursuant to Sections 6.2 or 6.3;

            "Loss" means any and all loss, liability, damage, cost or expense actually suffered or incurred by a Party resulting from any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto but:

            (a) excluding loss of profits and consequential damages and excluding any contingent liability until it becomes actual;

            (b) subject to Section 6.13, reduced by any net tax benefit to the Indemnified Party; and

            (c) subject to Section 6.13, reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person; and

            "Third Party Claim" means any Claim asserted against an Indemnified Party by any Person who is not a Party or an affiliate of such a Party.

6.2         Indemnification by the Parent and Sellers

            Subject to the limits set forth in Section 6.11, the Parent and Sellers shall indemnify jointly and severally, and save harmless the Buyers from and against any and all Loss suffered or incurred by it, as a result of:

      (a) any misrepresentation or breach of warranty made or given by Parent or either of the Sellers in this Agreement;

      (b) any failure by the Sellers to observe or perform any covenant or obligation contained in this Agreement to be observed or performed by them;

6.3         Indemnification by the Buyers

            Subject to the limits set forth in Section 6.11, the Buyers shall indemnify, defend and save harmless the Sellers and Parent from and against any and all Loss suffered or incurred by it, as a result of:

      (a) any misrepresentation or breach of any warranty made or given by the Buyers in this Agreement;

      (b) any failure by the Buyers to observe or perform any covenant or obligation contained in this Agreement to be observed or performed by it.

6.4         Notice of and the Defence of Third Party Claims

            If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the Indemnifier reasonably prompt written notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifier shall have the right to participate in or, by giving notice to that effect to the Indemnified Party not later than 30 days after receipt of such notice of such Third Party Claim and subject to the rights of any insurer or other third party having potential liability therefor, to elect to assume the defence of any Third Party Claim at the Indemnifier's own expense and by such Indemnifier's own counsel, and the Indemnified Party shall co-operate in good faith in such defence.

6.5         Assistance for Third Party Claims

            The Indemnifier and the Indemnified Party will use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim,

      (a) those employees whose assistance, testimony or presence is necessary to assist such Party in evaluating and in defending any Third Party Claim; and

      (b) all documents, records and other materials in the possession of such Party reasonably required by such Party for its use in defending any Third Party Claim,

and shall otherwise cooperate with the Party defending such Third Party Claim. The Indemnifier shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees made available by the Indemnified Party to the Indemnifier hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the Indemnifier but such expenses shall not exceed the actual direct out-of pocket cost to the Indemnified Party associated with such employees.

6.6         Settlement of Third Party Claims

            If an Indemnifier elects to assume the defence of any Third Party Claim as provided in Section 6.4, the Indemnifier shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defence of such Third Party Claim. However, if the Indemnifier fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, the Indemnifier shall not thereafter enter into any compromise or settlement of any Third Party Claim.

6.7         Direct Claims

            Any Direct Claim shall be asserted by giving the Indemnifier reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The Indemnifier shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnifier does not so respond within such second 30 day period, the Indemnifier shall be deemed to have rejected such Direct Claim, in which event the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party.

6.8         Failure to Give Timely Notice

            A failure to give timely notice as provided in this Article 6 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

6.9         Reductions and Subrogations

            If the amount of any Loss incurred by an Indemnified Party at any time subsequent to the making of an Indemnity Payment is reduced by:

      (a)   any net tax benefit to the Indemnified Party; or

      (b) any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person,

the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), together with interest thereon from the date of payment thereof at the Prime Rate, shall promptly be repaid by the Indemnified Party to the Indemnifier. Upon making a full Indemnity Payment, the Indemnifier shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifier against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnified Party's rights against such third party.

6.10        Interest; Taxation of Indemnity Payments

            All amounts to be paid by an Indemnifier hereunder shall bear interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a Loss for which the Indemnifier is liable to make payment pursuant to
Section 6.11, to the date of payment by the Indemnifier to the Indemnified
Party.

6.11        Limitation

      (a) Subject to the Section 6.15, no claims for indemnification may be made by the Buyers against the Sellers or Parent under Section 6.2(a) in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Sellers and Parent in this Agreement unless the aggregate of all Losses suffered or incurred by the Buyers in respect of all such misrepresentations or breaches of warranty, exceeds Fifty Thousand Dollars ($50,000) in the aggregate, in which event the amount of all such Losses including such Fifty Thousand Dollars ($50,000) amount may be recovered by the Buyers.

      (b) The maximum aggregate liability of the Sellers and Parent to the Buyer for Losses hereunder shall not exceed the Purchase Price, provided that the maximum liability with respect to Losses arising pursuant to Section 6.2(a) in so far as it relates to Sections 4.1.8, 4.1.9, 4.1.10 and 4.1.13 shall be limited to $1,000,000.
            Subject to the Section 6.15, no claims for indemnification may be made by the Sellers or Parent against the Buyers under Section 6.3(a) in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Buyers in this Agreement, unless the aggregate of all Losses suffered or incurred by the Sellers and the Parent in respect of all such misrepresentations or breaches of warranty, exceeds Fifty Thousand Dollars ($50,000) in the aggregate, in which event the amount of all such Losses including such Fifty Thousand Dollars ($50,000) amount may be recovered by the Sellers and the Parent.

            The maximum aggregate liability of the Buyers to the Sellers and Parent for Losses hereunder shall not exceed the Purchase Price.

6.12        Recognition of Insurance Proceeds and Tax Benefits

            In connection with the amount of any Losses paid by the indemnifying party to the Indemnified Party pursuant to this Article 6, the Parties agree that Losses shall be calculated with regard to:

      (a) any cash insurance proceeds received by the Indemnified Party in connection with such losses, net of any increased premiums or assessments directly attributable to the applicable Loss, and,

      (b)   any net tax benefit to the Indemnified Party,

            If the amount of any Loss incurred by the Indemnified Party is reduced by any such benefits or proceeds after payment has been made by an Indemnifying Party hereunder, the amount of such reduction, together with interest thereon from the date of payment thereof at the Prime Rate, shall promptly be repaid by the Indemnified Party to the Indemnifying Party.

6.13        Duty to Mitigate; Right of Set Off

            Nothing in this Agreement shall in any way restrict or limit the general obligation at law of an Indemnified Party to mitigate any Loss which it may suffer or incur by reason of the breach by an Indemnifier of any representation, warranty or covenant of the Indemnifier hereunder.

If any Loss can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the Indemnified Party shall take all appropriate steps to enforce such recovery, settlement or payment. Nothing in this Agreement shall be construed as to require any Indemnified Party to take advantage of any tax benefits or tax deductions that such Indemnified Party may otherwise be entitled to for the purpose of reducing the amount of any Claim against the Indemnifier hereunder, the Parties agreeing that each Party hereto shall have sole and absolute discretion in planning its tax position. Furthermore, to the extent that an Indemnified Party seeks to claim insurance relating to any Claim and such claim is denied by its insurance company, in whole or in part, such Indemnified Party shall have no obligation hereunder to take any legal action or proceeding in order to force such insurance company to accept its claim or increase the amount that the insurance company is prepared to pay with respect to such claim.

6.14        General Limitations

            An Indemnifier shall have no liability to an Indemnified Party hereunder:

      (a) for any liability which arises solely by reason of a proposed or actual enactment or change of any applicable tax legislation or any proposed or actual change in the interpretation or administration of such legislation after the date hereof;

      (b) for any liability that arises as a result of any legislation not in force on the date hereof which takes effect retrospectively or occurs as a consequence of a change in the interpretation of the law after the date hereof;

      (c) in respect of any matter of thing done or omitted to be done by or at the direction or with the consent of the Indemnified Party, in each case given in writing;

      (d) in respect of more than one representation, warranty or covenant that relates to the same matter or thing; and

      (e) to the extent, and only to the extent, that provision or reserve in respect of the matter giving rise to such liability is made in the Balance Sheet.

6.15        Non-Applicability

            The $50,000 threshold contemplated in Sections 6.11(a) and 6.11(b) shall not apply to any claim for indemnification made pursuant to Section 3.6,
Section 3.7(b) or Section 5.5. Furthermore, notwithstanding anything to the contrary in this Agreement and, in particular, this Section 6, under no circumstance shall the Buyers be liable for any Excluded Liabilities and under no circumstance shall the Sellers or the Parent be liable for any Assumed Liabilities.

                                   ARTICLE 7
                              CONDITIONS PRECEDENT

7.1         Buyers' Conditions

            The Buyers shall be obliged to complete the Closing only if each of the conditions precedent set out in the following Subsections of this Section
7.1 have been satisfied in full at or
before the Closing Time. Each of such conditions precedent is for the exclusive benefit of the Buyers and the Buyers may waive any of them in whole or in part in writing.

7.1.1       Accuracy of Representations and Performance of Covenants

            At the Closing Time, all of the Sellers' and the Parent's representations and warranties made in or pursuant to this Agreement shall be true and correct in all material respects as if made at and as of the Closing Time, except as such representations and warranties may be affected by events or transactions expressly permitted by this Agreement. At the Closing Time, each of the Sellers and the Parent shall have observed or performed in all material respects all of the obligations, covenants and agreements that it must perform at or before the Closing Time. The Buyer shall have received immediately prior to Closing Time a certificate from a senior officer of each of the Sellers and the Parent certifying, to the best of such officer's knowledge, information and belief but without personal liability, that the conditions in this Section 7.1.1 have been satisfied.

7.1.2       Receipt of Closing Documentation

            The Buyers shall have received executed copies of the Closing Documents which are sufficient to transfer the Purchased Assets to the Buyers in accordance with the terms of this Agreement.

7.1.3       Opinion of Counsel for the Sellers

            The Buyers shall have received an opinion dated the Closing Date, in the form of Schedule 12. In giving such opinion, counsel to the Sellers may rely on certificates of senior officers of the Sellers as to factual matters so long as they attach those certificates to the opinion.

7.1.4       Consents to Assignment

            All consents or approvals from, or notifications to, any lessor or other third Person required to assign the Contracts listed in Schedule 18 to the Buyer shall have been obtained or given on or before the Closing Time.

7.1.5       Consents, Authorizations and Registrations

            All material consents, approvals, orders and authorizations of any Governmental Authority required for the Closing (other than routine post-closing notifications or filings), and the Competition Act Approval, shall have been obtained or made on or before the Closing Time.

7.1.6       No Material Adverse Change

            No material adverse change shall have occurred during the Interim Period with respect to the Division or the Purchased Assets and the Buyers shall have received immediately prior to Closing a certificate from a senior officer of each of the Sellers confirming, to the best of his knowledge, information and belief (after due enquiry), that no such material adverse change has occurred.

7.1.7       Litigation

            No court order shall have been entered that prohibits or restricts the Closing. None of the Parties nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Authority which, in the opinion of the Buyers, acting reasonably, could prevent or restrict that Party from performing any of its obligations in this Agreement. Neither the Sellers nor the Parent have received any notice of expropriation of all or any material part of the Purchased Assets and is not aware of any expropriation proceeding pending or threatened against or affecting the Purchased Assets.

7.1.8       Non-Competition Agreement

            Each of the Parent and the Sellers shall have executed and delivered to the Buyers the non-competition agreement regarding the sale of hardware services to third parties included in the customer base or sales funnel of the Division.

7.1.9       Transition Agreement

            Each of the Parent and the Sellers shall have executed and delivered to the Buyers a transition agreement pursuant to which short-term administrative support and occupancy of the Leased Premises currently occupied by the Sellers or the Parent in Raleigh, North Carolina, Mississauga, Ontario and Montreal, Quebec (the "Designated Leased Premises") shall be provided for the conduct of the Business, the whole on an expense-free basis (other than the reasonable out of pocket expenses of the Sellers and the Parent in providing such support and occupancy, which the Buyers shall be responsible for). The Buyers agree that they shall vacate any such occupied Designated Leased Premises on 30 days prior notice from a Seller, which notice may be given at any time following the Closing.

7.1.10      Directors' Approval

            The approval of the board of directors of the Canadian Buyer in and to the transactions contemplated by this Agreement shall have been obtained.

7.1.11      Accepted Offers

            At least 75% of the Offeree Employees who are service technicians and at least 70% of the Offeree Employees who are repair and warehouse personnel shall have accepted employment with the Buyers.

7.2         Sellers' Conditions

            The Sellers shall be obliged to complete the Closing only if each of the conditions precedent set out in the following Subsections of this Section
7.2 have been satisfied in full at or before the Closing Time. Each of such conditions precedent is for the exclusive benefit of the Sellers and the Sellers may waive any of them in whole or in part in writing.

7.2.1       Accuracy of Representations and Performance of Covenants

            At the Closing Time, all of the Buyers' representations and warranties made in or pursuant to this Agreement shall be true and correct in all material respects as if made at and as of the Closing Time, except as such representations and warranties may be affected by events or transactions expressly permitted by this Agreement. At the Closing Time, the Buyers shall have observed or performed in all material respects all of the obligations, covenants and agreements that it must perform at or before the Closing Time. The Sellers shall have received immediately prior to Closing Time a certificate from a senior officer of each of the Buyers certifying, to the best of such officer's knowledge, information and belief (after due enquiry) that the conditions in this Section 7.2.1 have been satisfied.

7.2.2       Intentionally Deleted

7.2.3       Litigation

            No court order shall have been entered that prohibits or restricts the Closing. None of the Parties, nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Authority which, in the opinion of the Sellers, acting reasonably, could prevent or restrict that Party from performing any of its obligations in this Agreement or any of the Closing Documents.

7.2.4       Consents to Assignment

            All consents or approvals from, or notifications to, any landlord, lessor or other third Person required to assign the Contracts listed in Schedule 21 to the Buyer shall have been obtained or given on or before the Closing Time.

7.2.5       Consents, Authorizations and Registrations

            All material consents, approvals, orders and authorizations of any Governmental Authority required for the Closing (other than routine post-closing notifications or filings) shall have been obtained or made on or before the Closing Time.

7.2.6       Non-Competition Agreement and Transition Agreement

            The agreements referred to in Sections 7.1.8 and 7.1.9 shall have been executed and delivered by the Buyers to the Sellers.

7.2.7       Board Approval

            The approval of the board of directors of the Parent to the transactions contemplated in and by this Agreement shall have been obtained.

7.2.8       Computing Assistance

            The Buyers shall have agreed to provide the Sellers with short-term access to the computer systems and data included in the Purchased Assets and accounting personnel employed in the Business for a period not to exceed 180 days.

7.3         Waiver

            Any Party may waive, by notice to the other Party, any condition set forth in this Article 7 which is for its benefit. No waiver by a Party of any condition, in whole or in part, shall operate as a waiver of any other condition.

7.4         Failure to Satisfy Conditions

            If any condition set forth in Sections 7.1 or 7.2 is not satisfied at the Closing Time, or if it becomes apparent that any such condition can not be satisfied at the Closing Time, the Party entitled to the benefit of such condition (the "First Party") may terminate this Agreement by notice in writing to the each other Party and in such event:

      (a) unless the other Parties can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the First Party or have not been satisfied by reason of a default by the First Party hereunder, the First Party shall be released from all obligations hereunder; and

      (b) unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party or have not been satisfied by reason of a default by the other Party hereunder, then the other Party shall also be released from all obligations hereunder.

7.5         Destruction or Expropriation

            If, prior to the Closing Time, there occurs any material destruction or damage by fire or other cause or hazard to any of the Purchased Assets, or if the Purchased Assets or any material part of them are expropriated or forcefully taken by any Governmental Authority or if notice of intention to expropriate a material part of the Purchased Assets has been filed in accordance with Applicable Law, then either the Buyer or the Sellers may, at its option, send written notice to the other Party that this Agreement is terminated.

                                    ARTICLE 8
                                     GENERAL

8.1         Expenses

            Each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

8.2         Time

            Time is of the essence of each provision of this Agreement.

8.3         Notices

            Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

      (a) delivered in person during normal business hours of the recipient on a Business Day and left with a receptionist or other responsible employee of the recipient at the applicable address set forth below;

      (b)   sent by prepaid first class mail; or

      (c) sent by facsimile or email transmission during normal business hours on a Business Day; in the case of a notice to the Sellers addressed to them at:

            Systech Retail Systems Corp.
            Suite 200, 5510 Six Forks Road
            Raleigh, NC  27609
            Attention: Richard Adair
            Fax No.: (919) 866-1152
            Email: radair@srspos.com

            with a copy to:

            Fasken Martineau DuMoulin LLP
            P.O. Box 20
            Suite 4200
            Toronto Dominion Bank Tower
            Toronto Dominion Centre
            Toronto, Ontario M5K 1N6
            Attention: Alfred Apps
            Fax No.:  416-364-7813
            Email:  aapps@tor.fasken.com

            and in the case of a notice to the Buyers, addressed to them at:

            Optimal Robotics Corp.
            4700 de la Savane, Suite 101
            Montreal, QC H4P 1T7
            Attention: Chief Financial Officer
            Telecopy No.: (514) 738-8355
            Email: garyw@opmr.com
            with a copy to:

            Heenan Blaikie LLP
            Suite 2500
            1250 Rene-Levesque Blvd. West
            Montreal, Quebec H3B 4Y1
            Attention: Andrew M. Cohen
            Telecopy No.: (514) 921-1228
            Email: acohen@heenan.ca

            Each notice sent in accordance with this Section shall be deemed to have been received:

      (a)   on the day it was delivered;

      (b) on the seventh Business Day after it was mailed (excluding each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

      (c) on the same day that it was sent by facsimile or email transmission, or on the first Business Day thereafter if the day on which it was sent by facsimile email transmission was not a Business Day.

            Any Party may change its address for notice by giving notice to the other Parties.

8.4         Assignment

            Neither Party may assign any rights or benefits under this Agreement, including the benefit of any representation or warranty, to any Person. Each Party agrees to perform its obligations under this Agreement itself, and not to arrange in any way for any other Person to perform those obligations. No assignment of benefits or arrangement for substituted performance by one Party shall be of any effect against the other Party except to the extent that other Party has consented to it in writing.

8.5         Further Assurances

            Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement and the Closing Documents.

8.6         Public Announcements

            Before the Closing Date, no Party shall make any public statement or issue any press release concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of all Applicable Law. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Parties prior to making such statement or release, and the

Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

8.7         Counterparts

            This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

8.8         Facsimile Execution

            An executed copy of this Agreement may be delivered by any Party by facsimile. In such event, such Party shall forthwith deliver to the other Party the copy of this Agreement executed by such Party.

            TO WITNESS THEIR AGREEMENT, the Parties have duly executed this Agreement.

                                      SYSTECH RETAIL SYSTEMS (CANADA) INC.

                                      By:          /s/ Richard Adair
                                          --------------------------------------
                                          Authorized Officer


                                      SYSTECH RETAIL SYSTEMS (U.S.A.) INC.


                                      By:          /s/ Richard Adair
                                          --------------------------------------
                                          Authorized Officer


                                      SYSTECH RETAIL SYSTEMS CORP.

                                      By:          /s/ Richard Adair
                                          --------------------------------------
                                          Authorized Officer


                                      OPTIMAL SERVICES GROUP INC.

                                      By:          /s/ G. Wechsler
                                          --------------------------------------
                                          Authorized Officer


                                      OPTIMAL ROBOTICS INC.

                                      By:          /s/ O. Bradley McKenna
                                          --------------------------------------
                                          Authorized Officer